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                                   EXHIBIT 16

                                                                January 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of the Current report on Form 8-K dated January 20, 2005 of Isramco, Inc. and are in agreement with the statements contained therein, except we are not in a position to agree or disagree with the Company's statements made in the penultimate paragraph or the attached Exhibit 99.1.



                 /S/UHY - Mann Frankfort Stein & Lipp CPAS, LLP